UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2025, the Board of Directors (the “Board”) of Global Payments Inc. (the “Company”) increased the size of the Board from 10 to 12 directors and appointed Patricia “Patty” Watson and Archana “Archie” Deskus as new directors of the Company, effective immediately.

Mses. Watson and Deskus will be compensated for their service as directors on the same basis as other non-employee directors of the Company. There are no arrangements or understandings between Ms. Watson or Ms. Deskus and any other person pursuant to which each was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and Ms. Watson or Ms. Deskus required to be disclosed herein.

Patricia “Patty” Watson

Patricia (Patty) Watson is an experienced technology executive with a track record of developing modernization plans and overseeing IT transformations at large, complex financial services and financial technology companies. She most recently served as Chief Information and Technology Officer at NCR Atleos, where she led enterprise-wide technology strategy for the world’s largest independent ATM network. She previously served as Executive Vice President and Chief Information Officer of NCR Corporation, guiding technology operations through its separation into two public companies. Earlier, she was Global Chief Information Officer at Total System Services (TSYS), a leading global payments processor which merged with Global Payments in 2019, where she directed enterprise-wide technology transformation to support high-growth issuing and merchant acquiring businesses. She also held senior technology leadership roles at Bank of America and served as CIO of The Brink’s Company. Ms. Watson currently serves on the board of directors of Southwest Airlines and Rockwell Automation, and previously served on the boards of USAA Federal Savings Bank and Texas Capital Bancshares. She began her career as a Captain in the U.S. Air Force and holds a B.A. in Mathematics from St. Mary’s College in Notre Dame, Indiana, and an MBA from the University of Dayton.

Archana “Archie” Deskus

Archana (Archie) Deskus is an accomplished technology executive and corporate director with more than three decades of leadership experience driving transformation, innovation and enterprise value across global industries. She most recently served as Executive Vice President, Chief Technology Officer at PayPal Holdings, Inc., where she led global technology, product engineering, innovation, infrastructure, and operations for one of the world’s leading digital payments platforms. Over the course of her career, Ms. Deskus has held CIO roles at Fortune 200 companies, including Intel Corporation, Hewlett Packard Enterprise, Baker Hughes, Ingersoll Rand, Timex, and Carrier, where she oversaw enterprise-scale digital transformation, innovation, and complex technology modernization. Ms. Deskus currently serves on the Board of Directors of Cognizant and East West Bancorp, and previously served on the board of DataStax. Ms. Deskus holds a B.S. from Boston University and an MBA from Rensselaer Polytechnic Institute.

Item 7.01. Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the appointment of Mses. Watson and Deskus to the Board. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: September 29, 2025	By:	/s/ Dara Steele-Belkin
Dara Steele-Belkin
General Counsel and Corporate Secretary